DATA PAGES

The Data Pages consist of Parts A, B and C and are attached to and form part of your Contract. Definitions set forth in your Contract apply to capitalized terms used in the Data Pages. The benefits described in the Data Pages are subject to all the terms and conditions in your Contract, except as modified below.


                  PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:             [JOHN DOE]                     Age: [60]   Sex: [Male]
        [AVAILABLE ONLY UNDER NQ CONTRACTS]
        [JOINT OWNER:]           [JANE DOE]            Age: [55]   Sex: [Female]

ANNUITANT:          [JOHN DOE]                    Age: [60]   Sex: [Male]

FOR NQ AND CUSTODIAL OWNER JOINT LIFE IRA CONTRACTS ISSUED WITH A JOINT
ANNUITANT:
[JOINT ANNUITANT:]    [JANE DOE] Age: [55]  Sex: [Female]

BENEFICIARY: [JANE DOE]

CONTRACT NUMBER:        [00000]

ENDORSEMENTS ATTACHED:
[MARKET SEGMENT ENDORSEMENTS]
                  [Endorsement Applicable to Non-Qualified Contracts Endorsement Applicable to IRA Contracts
                  Endorsement Applicable to Roth IRA Contracts
                  Endorsement Applicable to Custodial [Roth] IRA Contracts MSCI Disclosure Endorsement]

ISSUE DATE:                         [January  1, 2011]
CONTRACT DATE:                      [January  1, 2011]
CONTRACT MATURITY DATE :            [January 1, 2046]

The Contract Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 8.02) The Contract Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 8.02. If there is a successor Annuitant named under the Contract, the Contract Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]


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

       PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.


                      PART II - PROTECTED INVESTMENT OPTION



[PARTICIPATION RATE:  (SEE SECTION 2.01C OF THE CONTRACT)

The current Participation Rate is [110%] for [all Segments].]

SEGMENT BUSINESS DAY:  (SEE SECTION 2.01(H) OF THE CONTRACT)

A Segment Business Day generally occurs on any day that all Indices offered under this Contract publish a price as described below:

--------------------------------------------------------------------------------
IF THE INDEX IS...                       THEN ...
--------------------------------------------------------------------------------
[S&P 500 Price Return Index              any day the New York Stock Exchange is
                                         scheduled to be open is deemed to be a
                                         day it is scheduled to publish a price.
-----------------------------------------
Russell 2000 Price Return Index
--------------------------------------------------------------------------------
MSCI EAFE Price Return Index -           any day MSCI Barra is scheduled to
                                         publish a value for the MSCI EAFE Price
                                         Return Index.
--------------------------------------------------------------------------------
Gold Index                               any day London Gold Market Fixing Ltd
                                         is scheduled to publish the PM London
                                         Gold Market Fix Price /USD.
--------------------------------------------------------------------------------
Oil Index                                any day the NYMEX is scheduled to be
                                         open for trading West Texas
                                         Intermediate Crude Generic Front-Month
                                         Futures Contracts.]
--------------------------------------------------------------------------------

SEGMENT START DATE: (SEE SECTION 2.01(P) The Segment Start Date is generally the [15th] of each month. The Segment Start Date for new Segments starting in a particular month is always the next Business Day following the Segment Maturity Date for Segments maturing in that same month. The Segment Maturity Date for Segments maturing in a given month and the Segment Start Date for new Segments starting in that same month will always occur on the first two consecutive Business Days that are also Segment Business Days occurring after the [13th] of the month.

SEGMENT MATURITY DATE: (SEE SECTION 2.01(L) OF THE CONTRACT) The Segment Maturity Date is generally the [14th] of the same month as the Segment Start Date in the calendar year in which the Segment Duration ends. The Segment Maturity Date and the Segment Start Date will always occur on the first two consecutive Business Days that are also Segment Business Days occurring after the [13th] of the month.


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

o PROTECTED INVESTMENT OPTION

                                   SEGMENT TYPE
                                   ------------
                                                        SEGMENT      SEGMENT       PERCENTAGE             AMOUNT
                                                        -------      -------       ----------             ------
                                                        DURATION     BUFFER          ALLOCATED         ALLOCATED
                                                        --------     ------          ---------         ---------
     INDEX                                             (YEAR(S))
     -----                                             ---------
     [S&P 500 PRICE RETURN INDEX                       1 Year         -10%                25%           $25,000

     S&P 500 PRICE RETURN INDEX                        3 Year         -10%

     S&P 500 PRICE RETURN INDEX                        3 Year         -20%

     S&P 500 PRICE RETURN INDEX                        5 Year         -10%

     S&P 500 PRICE RETURN INDEX                        5 Year         -20%

     S&P 500 PRICE RETURN INDEX                        5 Year         -30%

     INDEX
     -----
     RUSSELL 2000 PRICE RETURN INDEX                   1 Year         -10%                25%           $25,000

     RUSSELL 2000 PRICE RETURN INDEX                   3 Year         -10%

     RUSSELL 2000 PRICE RETURN INDEX                   3 Year         -20%

     RUSSELL 2000 PRICE RETURN INDEX                   5 Year         -10%

     RUSSELL 2000 PRICE RETURN INDEX                   5 Year         -20%

     RUSSELL 2000 PRICE RETURN INDEX                   5 Year         -30%
     INDEX
     -----
     MSCI EAFE PRICE RETURN INDEX (EAFE INDEX)         1 Year         -10%                25%           $25,000

     INDEX
     -----
     GOLD MARKET FIXING LTD. PM FIX PRICE/USD (GOLD    1 Year         -10%                25%           $25,000
     INDEX). [ONLY AVAILABLE FOR IRA CONTRACTS]
     INDEX
     -----
     NYMEX WEST TEXAS INTERMEDIATE CRUDE OIL GENERIC   1 Year         -10%
     FRONT-MONTH FUTURES (OIL INDEX)] [ONLY
     AVAILABLE FOR IRA CONTRACTS]


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

o VARIABLE INVESTMENT OPTIONS (SEE PART III OF THE CONTRACT)

                                                                                  PERCENTAGE      AMOUNT
                                                                                  ----------      ------
                                                                                  ALLOCATED       ALLOCATED
                                                                                  ---------       ---------
          [EQ/Core Bond Index
          EQ/Money Market
          EQ/Equity 500 Index]

                                                                                       ----------------------------
                                                                                TOTAL:  [$100,000.00]]

Allocations must be in whole numbers and must total 100%. The maximum number of Segments and Segment Type Holding Accounts that may be active under your Contract at any given time is [70]. You may not allocate amounts to more than [70] Segments and Segment Type Holding Accounts, combined, at any one time. If
(i) a transfer from a Segment Type Holding Account into a Segment or (ii) on a Segment Maturity Date, a transfer from a Segment to a Segment Type Holding Account would cause your Contract to exceed this limit, amounts will be transferred to the [EQ/Money Market Variable Investment Option] as described in the next sentence. As of the close of business on the Segment Business Day prior to the Segment Start Date, if the total number of Segments scheduled to be established on the Segment Start Date would cause the Contract to exceed the [70] limit, amounts in Segment Type Holding Accounts and amounts from maturing Segments scheduled to transfer into Segment Type Holding Accounts will be allocated to the EQ/Money Market in order of those that would have established new Segments with the least initial Segment Investment first until the number of Segments scheduled to be established will no longer cause the Contract to exceed the limit of [70]. We will notify you if this number changes. Any such change will not affect the Segments in which you currently invest.


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

                    PART IV - CONTRIBUTIONS AND ALLOCATIONS.


MINIMUM AMOUNTS, LIMITS AND REQUIREMENTS FOR CONTRIBUTIONS
(SEE SECTION 4.02 OF THE CONTRACT)

[THE FOLLOWING TEXT WILL BE INCLUDED FOR THE TRADITIONAL NON-QUALIFIED MARKET SEGMENT]
Initial Contribution minimum: [$25,000]
Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the original Annuitant and Owner attains age [86] or if later, the first Contract Date Anniversary.

[THE FOLLOWING TEXT WILL BE INCLUDED FOR THE TRADITIONAL IRA MARKET SEGMENT] Initial Contribution minimum: [$25,000]
Subsequent Contribution minimum: [$50] Subsequent Contributions can be made until the older of the original Annuitant and Owner attains age [86] or if later, the first Contract Date Anniversary.

We will only accept initial Contributions in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Subsequent Contributions may be "regular" IRA Contributions, rollover Contributions or direct transfers. "Regular" IRA Contributions may be made until the older of the original Annuitant and Owner attains age [70 1/2].

[THE FOLLOWING TEXT WILL BE INCLUDED FOR THE ROTH IRA MARKET SEGMENT] Initial Contribution minimum: [$25,000]
Subsequent Contribution minimum: [$50] Subsequent Contributions can be made until the older of the original Annuitant and Owner attains age [86] or if later, the first Contract Date Anniversary.

We will only accept initial Contributions in the form of either a rollover Contribution from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs.

We may refuse to accept rollovers from designated Roth accounts under Internal Revenue Code Sections 401(k) and 403(b) plans.

[THE FOLLOWING TEXT WILL BE INCLUDED FOR THE ROTH IRA CONVERSION MARKET SEGMENT] Initial Contribution minimum: [$25,000]
Subsequent Contribution minimum: [$50] Subsequent Contributions can be made until the older of the original Annuitant and Owner attains age [86] or if later, the first Contract Date Anniversary.


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

Amounts converted from an [Protected Capital Strategies] Traditional IRA Contract you own are subject to the following Contribution minimum: Greater of [$25,000] and [25%] of the Annuity Account Value of your [Protected Capital Strategies] Traditional IRA Contract.

[FOR PARTIAL ROTH IRA CONVERSION CONTRACTS ONLY]
The minimum contribution amount is the greater of the initial minimum contribution shown above, or [25%] of the Owner's Annuity Account Value.

We may refuse to accept rollovers from designated Roth accounts under Internal Revenue Code Sections 401(k) and 403(b) plans.

We will only accept initial Contributions in the form of either a rollover Contribution from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs.

[Amounts you allocate to a Segment Type Holding Account will not automatically transfer to a new Segment before [60] days after your Contract Date.]

[We may refuse to accept any Contribution if the sum of all Contributions under all "Protected Capital Strategies Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [FOR ISSUE AGES 81-85, THE FOLLOWING SENTENCE WILL REPLACE THE FIRST SENTENCE OF THIS PARAGRAPH] [We may refuse to accept any Contribution if the sum of all Contributions under all Protected Capital Strategies Contract/Certificates with the same Annuitant or Owner would then total more than $500,000.]

We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]


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

                   PART V - TRANSFERS AMONG INVESTMENT OPTIONS


TRANSFER REQUESTS (SEE SECTION 5.01 OF THE CONTRACT)

[There is currently no minimum transfer amount.]

TRANSFER RULES (SEE SECTION 5.02 OF THE CONTRACT):

     TRANSFER RULES - GENERAL

     [We reserve the right to:
        a) limit transfers among or to the Variable Investment Options and the
           Segment Type Holding Accounts to no more than once every 30 days,
        b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options and the Segment
           Type Holding Account,
        c) establish a maximum dollar amount that may be transferred on any Transaction Date among Variable Investment Options and the Segment Type Holding Accounts,
        d) reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted.]

     TRANSFER RULES APPLICABLE TO THE PROTECTED INVESTMENT OPTION

        a) [You may not transfer into a Segment Type Holding Account if the upcoming Segment would have a Segment Maturity Date that is later than your Contract Maturity Date.
        b) Amounts transferred into a Segment Type Holding Account on a Segment Start Date are not included in any transfer from the Segment Type Holding Account to a Segment that starts on that same day.
        c) You may transfer out of a Segment Type Holding Account on any date other than a Segment Start Date.
        d) Transfers on the Segment Start Date from a Segment Type Holding Account to a Segment are automatic.
        e) Once amounts are transferred from a Segment Type Holding Account to a Segment, transfers into or out of that Segment are not permitted.]

     TRANSFER RULES APPLICABLE TO VARIABLE INVESTMENT OPTIONS

     [Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

     We reserve the right to:


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

        a) instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
        b) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]


                      PART VI - WITHDRAWALS AND TERMINATION


WITHDRAWALS (SEE SECTION 6.01 OF THE CONTRACT):

Withdrawals will be processed on a pro-rata basis from your Annuity Account Value in the Variable Investment Options. If there is insufficient value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis. [THE FOLLOWING LANGUAGE IS APPLICABLE TO TRADITIONAL IRA CONTRACTS ONLY] [Withdrawals under our Automatic Required Minimum Distribution
(RMD) Withdrawal Service will be made in the same manner as described above.]

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide withdrawal instructions for a specific Variable Investment Option(s) or Segment Type Holding Account(s). A specific dollar amount or percentage must be provided for each Variable Investment Option or Segment Type Holding Account. If you have requested at least 100% of the amounts in the Variable Investment Options and Segment Type Holding Account(s), or there is no value in the Variable Investment Options and the Segment Type Holding Account(s), you may request to take a specific dollar amount or percentage of the Segment Interim Value from specified Segments. Withdrawals cannot be taken on a pro-rata basis for the specified Variable Investment Options or Segment Type Holding Accounts or Segments.

Amounts cannot be withdrawn from Segments while there is any Annuity Account Value in the Variable Investment Options or Segment Type Holding Accounts.

[You may, however, request on a Segment Maturity Date to withdraw, in part or in whole, from a Segment, your Segment Maturity Value, without regard to the above provisions.]

The minimum lump sum withdrawal amount is [$300.00].


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

[THE FOLLOWING LANGUAGE IS APPLICABLE TO TRADITIONAL IRA CONTRACTS ONLY] [Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to Traditional IRA.]


CONTRACT TERMINATION (SEE SECTION 6.02 OF THE CONTRACT):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.


                          PART VIII - ANNUITY BENEFITS


NORMAL FORM OF ANNUITY (SEE SECTION 8.04 OF THE CONTRACT): [LIFE ANNUITY 10 YEAR PERIOD CERTAIN]

For annuity commencement date ages [80] and greater the "period certain" is as follows:

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
           [Up to age 80                             10
                 81                                   9
                 82                                   8
                 83                                   7
                 84                                   6
                 85                                   5
                 86                                   4
                 87                                   3
                 88                                   2
                 89                                   1
           90 through 95                             0]


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

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 8.05 OF THE CONTRACT): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 8.06 OF THE CONTRACT): [6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 8.06 OF THE CONTRACT):
[$2,000], as well as minimum of [$20] for initial monthly annuity payment.




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